Exhibit 99.1

LANDS' END ANNOUNCES SECOND QUARTER FISCAL 2016 RESULTS
DODGEVILLE, Wis., September 1, 2016 (GLOBE NEWSWIRE) - Lands' End, Inc. (NASDAQ:LE) today announced financial results for the second quarter ended July 29, 2016.

Second Quarter Fiscal 2016 Highlights:

•
Net revenue was $292.0 million as compared to $312.4 million in the second quarter last year. Direct segment net revenue decreased 6.9% to $246.4 million. Retail segment net revenue decreased 4.3% to $45.5 million primarily driven by a 2.5% decrease in same store sales and a reduction in the number of Lands' End Shops at Sears.

•	Gross margin expanded to 46.6% as compared to 46.3% in the second quarter last year.

•	Net loss was $2.0 million, or $0.06 per diluted share, as compared to net income of $7.5 million, or $0.23 per diluted share, in the second quarter last year.

•	Adjusted EBITDA(1) was $7.3 million compared to $19.6 million in the second quarter of fiscal 2015.

Federica Marchionni, Lands' End's Chief Executive Officer, stated, "During the second quarter, we delivered sequential improvement in our results in addition to 30 basis points of gross margin improvement year over year. We continued to evolve our merchandise offering and were pleased with the favorable response to our product in May and June, which were our strongest performing months. Our sales results were soft in July due to reduced markdown inventory and planned, more targeted promotions that featured less discounting than in the prior year period."
Ms. Marchionni continued, "As we look ahead, product remains our first priority. For example, our expanded gift offering will set us apart and position us as a destination for holiday shopping. We will also ensure that customers remain front and center with compelling messaging across all of our marketing channels. In addition, we plan to leverage our multi-branded website to expand brand awareness for Lands' End and broaden our customer base. Overall, we are very pleased with the progress we have made across a number of initiatives and will continue to take swift action to drive sequential improvement through the remainder of the year, as well as profitable growth for the long term."
Balance Sheet and Cash Flow Highlights
Cash and cash equivalents were $210.7 million on July 29, 2016, compared to $208.4 million on July 31, 2015. Net cash provided by operations was $1.7 million for the 26 weeks ended July 29, 2016, compared to net cash provided by operations of $3.4 million for the same period last year.
Inventory decreased 3.6% to $354.7 million on July 29, 2016, from $367.8 million on July 31, 2015.
The Company had $165.6 million of availability under its asset-based senior secured credit facility and had long-term debt, net of $491.9 million as of July 29, 2016.
Conference Call
The company will host a conference call on Thursday, September 1, 2016 at 8:00 a.m. ET to review its second quarter financial results and related matters. The call may be accessed through the Investor Relations section of the Company's website at http://investors.landsend.com.
About Lands' End, Inc.
Lands' End, Inc. (NASDAQ:LE) is a leading multi-channel retailer of clothing, accessories, footwear and home products. We offer products through catalogs, online at www.landsend.com, www.canvasbylandsend.com and affiliated specialty and international websites, and through retail locations, primarily at Lands' End Shops at Sears® and standalone Lands' End Inlet® Stores. We are a classic American lifestyle brand with a passion for quality, legendary service and real value, and seek to deliver timeless style for men, women, kids and the home.

Forward-Looking Statements
Results are unaudited. This press release contains forward-looking statements, including statements about our strategies and our opportunities for growth. Forward-looking statements are based upon the current beliefs and expectations of our management and are subject to assumptions, uncertainties and significant risks that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, without limitation, information concerning our future financial performance, business strategy, plans, goals and objectives. There can be no assurance that any of our initiatives will be successful. The following additional factors, among others, could cause our actual results, performance, and achievements to differ from those described in the forward-looking statements: our ability to offer merchandise and services that customers want to purchase, including new collections such as our Canvas by Lands’ End™ collection, that are designed to attract new customers and drive demand from core customers; changes in customer preference from our branded merchandise; customers’ use of our digital platform, including customer acceptance of our efforts to enhance our e-commerce websites; customer response to direct mail catalogs and digital marketing and catalogs; the success of our efforts to optimize catalog productivity; the success of our overall marketing strategies, including brand marketing initiatives, some of which, if successful, may not produce positive results in the short term; the success of our efforts to optimize promotions to drive sales and maximize gross margin dollars; our maintenance of a robust customer list; our dependence on information technology and a failure of information technology systems, including with respect to our e-commerce operations, or an inability to upgrade or adapt our systems; the success of our ERP implementation; the success of our efforts to grow and expand into new markets and channels; fluctuations and increases in costs of raw materials; impairment of our relationships with our vendors; our failure to maintain the security of customer, employee or company information; our failure to compete effectively in the apparel industry; the performance of our “store within a store” business; if Sears Holdings sells or disposes of its retail stores, including pursuant to the recapture rights granted to Seritage Growth Properties, and other parties or if its retail business does not attract customers or does not adequately provide services to the Lands’ End Shops at Sears; legal, regulatory, economic and political risks associated with international trade and those markets in which we conduct business and source our merchandise; our failure to protect or preserve the image of our brands and our intellectual property rights; increases in postage, paper and printing costs; failure by third parties who provide us with services in connection with certain aspects of our business to perform their obligations; our failure to timely and effectively obtain shipments of products from our vendors and deliver merchandise to our customers; reliance on promotions and markdowns to encourage customer purchases; our failure to efficiently manage inventory levels; unseasonal or severe weather conditions; the seasonal nature of our business; the adverse effect on our reputation if our independent vendors do not use ethical business practices or comply with applicable laws and regulations; assessments for additional state taxes; our exposure to periodic litigation and other regulatory proceedings, including with respect to product liability claims; incurrence of charges due to impairment of goodwill, other intangible assets and long-lived assets; our failure to retain our executive management team and to attract qualified new personnel; the impact on our business of adverse worldwide economic and market conditions, including economic factors that negatively impact consumer spending on discretionary items; the inability of our past performance generally, as reflected on our historical financial statements, to be indicative of our future performance; the impact of increased costs due to a decrease in our purchasing power following our separation from Sears Holdings (“Separation”) and other losses of benefits associated with being a subsidiary of Sears Holdings; the failure of Sears Holdings or its subsidiaries to perform under various transaction agreements or our failure to have necessary systems and services in place when certain of the transaction agreements expire; our agreements related to the Separation and certain agreements related to our continuing relationship with Sears Holdings were negotiated while we were a subsidiary of Sears Holdings and we may have received better terms from an unaffiliated third party; potential indemnification liabilities to Sears Holdings pursuant to the separation and distribution agreement; our inability to engage in certain corporate transactions after the Separation; the ability of our principal shareholders to exert substantial influence over us; adverse effects of the Separation on our business; potential liabilities under fraudulent conveyance and transfer laws and legal capital requirements; declines in our stock price due to the eligibility of a number of our shares of common stock for future sale; our inability to pay dividends; stockholders’ percentage ownership in Lands’ End may be diluted in the future; and increases in our expenses and administrative burden in relation to being a public company, in particular to maintain compliance with certain provisions of the Sarbanes-Oxley Act of 2002; and other risks, uncertainties and factors discussed in the "Risk Factors" section of our

Annual Report on Form 10-K for the fiscal year ended January 29, 2016.  We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.

Contacts
ICR
Jean Fontana
(646) 277-1214
Jean.Fontana@icrinc.com
Lands' End, Inc.
Jim Gooch
Chief Operating Officer and Chief Financial Officer
(608) 935-9341

-Financial Tables Follow-

LANDS’ END, INC.
Condensed Consolidated Balance Sheets

(in thousands, except share data)	July 29, 2016	July 31, 2015	January 29, 2016*
	(unaudited)	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$210,736	$208,375	$228,368
Restricted cash	3,300	3,300	3,300
Accounts receivable, net	29,287	22,550	32,061
Inventories, net	354,739	367,823	329,203
Prepaid expenses and other current assets	31,781	33,827	23,618
Total current assets	629,843	635,875	616,550
Property and equipment, net	112,682	105,976	109,831
Goodwill	110,000	110,000	110,000
Intangible asset, net	430,000	528,300	430,000
Other assets	15,913	15,537	15,145
TOTAL ASSETS	$1,298,438	$1,395,688	$1,281,526
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$174,940	$192,472	$146,097
Other current liabilities	82,212	88,980	83,992
Total current liabilities	257,152	281,452	230,089
Long-term debt, net	491,941	495,737	493,838
Long-term deferred tax liabilities	155,451	186,162	157,252
Other liabilities	16,539	17,218	15,838
TOTAL LIABILITIES	921,083	980,569	897,017
Commitments and contingencies
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01- authorized: 480,000,000 shares; issued and outstanding: 32,029,359, 31,991,000, 31,991,668, respectively	320	320	320
Additional paid-in capital	345,598	343,370	344,244
Retained earnings	41,590	78,062	49,329
Accumulated other comprehensive loss	(10,153)	(6,633)	(9,384)
Total stockholders’ equity	377,355	415,119	384,509
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,298,438	$1,395,688	$1,281,526

*Derived from the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2016.

LANDS’ END, INC.
Condensed Consolidated Statements of Operations
(Unaudited)

	13 Weeks Ended		26 Weeks Ended
(in thousands except per share data)	July 29, 2016	July 31, 2015	July 29, 2016	July 31, 2015
Net revenue	$292,010	$312,414	$565,443	$611,801
Cost of sales (excluding depreciation and amortization)	155,858	167,914	299,621	320,737
Gross profit	136,152	144,500	265,822	291,064

Selling and administrative	128,892	124,880	257,926	258,394
Depreciation and amortization	4,488	4,061	8,624	8,614
Other operating expense (income), net	60	(2,359)	46	(2,357)
Operating income (loss)	2,712	17,918	(774)	26,413
Interest expense	6,174	6,225	12,344	12,411
Other income, net	(528)	(498)	(981)	(1,006)
(Loss) income before income taxes	(2,934)	12,191	(12,137)	15,008
Income tax (benefit) expense	(954)	4,730	(4,398)	5,823
NET (LOSS) INCOME	$(1,980)	$7,461	$(7,739)	$9,185
NET (LOSS) INCOME PER COMMON SHARE
Basic:	$(0.06)	$0.23	$(0.24)	$0.29
Diluted:	$(0.06)	$0.23	$(0.24)	$0.29

Basic weighted average common shares outstanding	32,024	31,978	32,013	31,967
Diluted weighted average common shares outstanding	32,024	32,047	32,013	32,049

Use and Definition of Non-GAAP Financial Measures
(1)Adjusted EBITDA - In addition to our Net income, for purposes of evaluating operating performance, we use an Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), which is adjusted to exclude certain significant items as set forth below.
Our management uses Adjusted EBITDA to evaluate the operating performance of our business, as well as for executive compensation metrics, for comparable periods. Adjusted EBITDA should not be used by investors or other third parties as the sole basis for formulating investment decisions as it excludes a number of important cash and non-cash recurring items.

While Adjusted EBITDA is a non-GAAP measurement, management believes that it is an important indicator of operating performance, and is useful to investors, because:

•	EBITDA excludes the effects of financings, investing activities and tax structure by eliminating the effects of interest, depreciation and income tax costs or benefits.

•
Other significant items, while periodically affecting our results, may vary significantly from period to period and have a disproportionate effect in a given period, which affects comparability of results. We have adjusted our results for these items to make our statements more comparable and therefore more useful to investors as the items are not representative of our ongoing operations.

◦
For the 13 weeks ended and 26 weeks ended July 31, 2015, we excluded a benefit related to the reversal of a portion of the product recall accrual recognized in Fiscal 2014 as this was an unusual event that affects the comparability of our financial results.

◦
For the 13 weeks ended and 26 weeks ended July 29, 2016 and July 31, 2015, we excluded the gain or loss on disposal of property and equipment as management considers the gains or losses on disposal of assets to result from investing decisions rather than ongoing operations.

Reconciliation of Non-GAAP Financial Information to GAAP
(Unaudited)

	13 Weeks Ended				26 Weeks Ended
	July 29, 2016		July 31, 2015		July 29, 2016		July 31, 2015
(in thousands)	$’s	% of Net revenue	$’s	% of Net revenue	$’s	% of Net revenue	$’s	% of Net revenue
NET (LOSS) INCOME	$(1,980)	(0.7)%	$7,461	2.4%	$(7,739)	(1.4)%	$9,185	1.5%
Income tax (benefit) expense	(954)	(0.3)%	4,730	1.5%	(4,398)	(0.8)%	5,823	1.0%
Other income, net	(528)	(0.2)%	(498)	(0.2)%	(981)	(0.2)%	(1,006)	(0.2)%
Interest expense	6,174	2.1%	6,225	2.0%	12,344	2.2%	12,411	2.0%
Operating income (loss)	2,712	0.9%	17,918	5.7%	(774)	(0.1)%	26,413	4.3%
Depreciation and amortization	4,488	1.5%	4,061	1.3%	8,624	1.5%	8,614	1.4%
Product recall	—	—%	(2,364)	(0.8)%	—	—%	(2,364)	(0.4)%
Loss on disposal of property and equipment	60	—%	5	—%	46	—%	7	—%
Adjusted EBITDA(1)	$7,260	2.5%	$19,620	6.3%	$7,896	1.4%	$32,670	5.3%

LANDS’ END, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	26 Weeks Ended
(in thousands)	July 29, 2016	July 31, 2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(7,739)	$9,185
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	8,624	8,614
Product recall	—	(2,364)
Amortization of debt issuance costs	856	885
Stock-based compensation	1,752	1,521
Loss on disposal of property and equipment	46	2
Deferred income taxes	(1,387)	4,757
Change in operating assets and liabilities:
Inventories	(25,983)	(65,667)
Accounts payable	34,472	60,609
Other operating assets	(4,015)	2,829
Other operating liabilities	(4,948)	(16,925)
Net cash provided by operating activities	1,678	3,446
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment	44	—
Purchases of property and equipment	(18,017)	(13,520)
Net cash used in investing activities	(17,973)	(13,520)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments on term loan facility	(2,575)	(2,575)
Net cash used in financing activities	(2,575)	(2,575)
Effects of exchange rate changes on cash	1,238	(430)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(17,632)	(13,079)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	228,368	221,454
CASH AND CASH EQUIVALENTS, END OF YEAR	$210,736	$208,375

Financial information by segment is presented in the following tables for the 13 Weeks Ended and 26 Weeks Ended July 29, 2016, and July 31, 2015.

	13 Weeks Ended		26 Weeks Ended
(in thousands)	July 29, 2016	July 31, 2015	July 29, 2016	July 31, 2015
Net revenue:
Direct	$246,395	$264,735	$478,580	$518,108
Retail	45,521	47,577	86,737	93,569
Corporate / other	94	102	126	124
Total net revenue	$292,010	$312,414	$565,443	$611,801

	13 Weeks Ended		26 Weeks Ended
(in thousands)	July 29, 2016	July 31, 2015	July 29, 2016	July 31, 2015
Adjusted EBITDA(1):
Direct	$14,780	$26,687	$27,612	$48,365
Retail	450	663	(3,480)	807
Corporate / other	(7,970)	(7,730)	(16,236)	(16,502)
Total Adjusted EBITDA(1)	$7,260	$19,620	$7,896	$32,670